UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2005

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue, Boston, Massachusetts	02118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 482-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On May 26, 2005, the Board of Directors of Teradyne, Inc. (the “Company”) approved a plan (the “Plan”) to accelerate on such date the vesting of certain outstanding, unvested “out of the money” stock options awarded to employees, officers and other eligible participants under the Company’s various stock option plans. The stock options that were accelerated have exercise prices that are in excess of $13.26, the closing price of the Company’s common stock on the New York Stock Exchange on May 26, 2005 and range in exercise price from $13.73 to $41.37 per share. Options to purchase approximately 7.6 million shares became exercisable immediately as a result of the vesting acceleration.

By implementing the Plan, the Company expects to reduce the effects of the Financial Accounting Standards Board’s new standard, Statement of Financial Accounting Standard No. 123R, “Share Based Payment,” which requires companies to recognize stock-based compensation expense associated with stock options based on the fair value method.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: June 1, 2005	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P. & Chief Financial Officer

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